                                                                   EXHIBIT 10.12

                          EXODUS COMMUNICATIONS, INC.
                           MASTER SERVICES AGREEMENT

                               AGREEMENT NO. ____

        THIS MASTER SERVICES AGREEMENT (this "Agreement") is made effective as of the Acceptance Date (December 23, 1997) indicated in the Services and Price Form attached hereto as Attachment 1, by and between Exodus Communications, Inc., a California corporation doing business at 2650 San Tomas Expressway, Santa Clara, California 95051 ("Exodus") and the customer identified below ("Customer").

                A. Exodus is in the business of providing managed Internet data center services to its customers.

                B. Customer desires to engage Exodus to provide such services to Customer, and Exodus desires to provide such services, on the terms and conditions of this Agreement.

                C. Customer and Exodus have agreed to enter into this Agreement for Exodus's provision of, and Customer's payment to Exodus for such services.

        This Agreement, including all Attachments hereto listed below, which are incorporated herein by this reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter.

EXODUS COMMUNICATIONS, INC.     Customer Name: Internet Access Financial Corporation
2650 San Tomas Expressway       Address:       595 Market Street - Suite 950
Santa Clara, CA 95051                          San Francisco, CA 94105
Phone (408) 346-2200            Phone:         (415) 836-9700
Fax:  (408) 346-2206            Fax:           (415) 284-9229

Signature: /s/ [ILLEGIBLE]                      Signature: /s/ JEREMY LENT
          --------------------------                      -----------------------
Print Name:                                     Print Name:    JEREMY LENT
           -------------------------                       ----------------------
Title:  GC                                      Title:  Chief Executive Officer
      ------------------------------                  ---------------------------
Date:   3/26/98                                 Date:   January 23, 1998
     -------------------------------                 ----------------------------

INCLUDES:       X  ATTACHMENT 1:        SERVICES AND PRICE ORDER FORM
                X  ATTACHMENT 2:        TERMS AND CONDITIONS
                X  ATTACHMENT 3:        RULES AND REGULATIONS
                   ATTACHMENT 4:        CUSTOMER EQUIPMENT
                   ATTACHMENT 5:        REGISTRATION FORM
                   ATTACHMENT 6:        NEGOTIATED CHANGES

Exodus Communications, Inc. Confidential                              (rev 8/97)

                                  ATTACHMENT 1

                            SERVICES AND PRICE FORM

CUSTOMER NAME:          IAFC

Date:                   1/23/1998

Form No.                0925-4

Original Services Agreement Date:
(for Internet Data Center Services upgrades only

ETHERNET (10Mbps) USAGE BASED BANDWIDTH SERVICE:

PRODUCT                         DESCRIPTION                         QUANTITY   START     MONTHLY
NUMBER               (DETAILED DESCRIPTIONS & PERFORMANCE                        UP
                        STANDARDS FOR EXODUS ATTACHED)
Exo-ColNetBU-T1      Private T1 backup access                           1                  $500

EXO-XCON-RT1         T1 Cross-connection for Remote Access Only         1       $500

EXO-ETHER-10U        ETHER10U - 2Mbps base with 10 Mbps burstability    1                $1,000
                     (SEE NOTE 1 AND VARIABLE USAGE)

EXO-ETHER-SU         Ethernet Network Setup                             1     $1,000

EXO-VDC#             Virtual Data Center (7'x8'); includes 4 racks,     1                $7,500#
                     80 amp circuit; 2 access cards (see note)#

EXO-VDC - SU         Virtual Data Center Setup                          1     $3,000#

                     #Through February 28, 1998, customer will pay
                     $1,500 per month.

   EXODUS TOTAL                                                               $4,500     $9,000

Note:

#Customer will move from a CyberCabinet (EXO-CAB) to a Virtual Data Center (EXO-VDC) effective 12/4/97. For the months of December 1997, January and February 1998, Customer will pay the CyberCabinet rate of $1,500 per month. In March, Customer will either remain in the Virtual Data Center (EXO-VDC) and be billed $6,450 per month thereafter or move back to the CyberCabinet (EXO-CAB) and continue to pay $1,500 per months.

TELCO: (415)284

------------------------------------------------------------------------------------------------
Telco (MFS)    Local loop access to customer cage (T-1)                         $850      $545
------------------------------------------------------------------------------------------------







                          EXODUS COMMUNICATIONS, INC.
            PROPRIETARY INFORMATION--USE PURSUANT TO COMPANY POLICY



OPTIONAL INTERNET SITE ADMINISTRATION:
------------------------------------------------------------------------------------------------
PRODUCT NUMBER DESCRIPTION (DETAILED DESCRIPTIONS & PERFORMANCE           QTY  START-UP  MONTHLY
                        STANDARDS FOR EXODUS ATTACHED)
------------------------------------------------------------------------------------------------
EXO-SARB       24x7 Reboot Service (per server/device)                     4                $200
                                                                                          WAIVED
------------------------------------------------------------------------------------------------
EXO-SARB       24X7 Reboot Service (per server/device)                     3                $150
------------------------------------------------------------------------------------------------
EXO-SAOS-C1*   Operating System Administration (per class 1 server)        3               $900*
------------------------------------------------------------------------------------------------
EXO-SANW-C1    Switch/Router Administration (per class 1 device)           1                $300
------------------------------------------------------------------------------------------------
EXO-SA-SU      Setup -- Internet Site Administration Setup (per server     4     $2,000
               or device)
------------------------------------------------------------------------------------------------
               *When Activated
------------------------------------------------------------------------------------------------
TOTAL                                                                            $2,000   $1,350
------------------------------------------------------------------------------------------------


OPTIONAL INTERNET SERVICE-LEVEL EVENT MANAGEMENT:
------------------------------------------------------------------------------------------------
PRODUCT NUMBER DESCRIPTION (DETAILED DESCRIPTIONS & PERFORMANCE           QTY  START-UP  MONTHLY
                        STANDARDS FOR EXODUS ATTACHED)
------------------------------------------------------------------------------------------------
EXO-SMNW       Network Event Management (per server)                       1                $150
------------------------------------------------------------------------------------------------
EXO-SMOS*      Operating System Event Management (per server)              3               $450*
------------------------------------------------------------------------------------------------
EXO-SMWB       URL Event Management (per server)                           1                $150
------------------------------------------------------------------------------------------------
EXO-SM-SU      Setup -- Service Level Management (per server)              4       $400
------------------------------------------------------------------------------------------------
               *When Activated
------------------------------------------------------------------------------------------------
TOTAL                                                                              $400     $750
------------------------------------------------------------------------------------------------

Optional Internet Service-Level Monitoring 7 Reporting:

---------------------------------------------------------------------------------------------------------
   PRODUCT NUMBER               DESCRIPTION                           QTY         START UP       MONTHLY
                       (DETAILED DESCRIPTIONS & PERFORMANCE
                         STANDARDS FOR EXODUS ATTACHED)
---------------------------------------------------------------------------------------------------------

EXO-MONW*              24x7 Network Device Monitoring  (per device)     7                         $700*

----------------------------------------------------------------------------------------------------------
                       * When Activated
----------------------------------------------------------------------------------------------------------
TOTAL                                                                                             $700
----------------------------------------------------------------------------------------------------------




Optional Internet Business Continuity Services:

---------------------------------------------------------------------------------------------------------
   PRODUCT NUMBER               DESCRIPTION                           QTY         START UP       MONTHLY
                       (DETAILED DESCRIPTIONS & PERFORMANCE
                         STANDARDS FOR EXODUS ATTACHED)
---------------------------------------------------------------------------------------------------------

EXO-BCMM*              Tape Media Management                           1                         $500*

----------------------------------------------------------------------------------------------------------
EXO-BCMM-SU*           Setup - Tape Media Management                   1          $500*
----------------------------------------------------------------------------------------------------------
TOTAL                                                                             $500           $500
----------------------------------------------------------------------------------------------------------



Internet Site Security Services:

---------------------------------------------------------------------------------------------------------
   PRODUCT NUMBER               DESCRIPTION                           QTY         START UP       MONTHLY
                       (DETAILED DESCRIPTIONS & PERFORMANCE
                         STANDARDS FOR EXODUS ATTACHED)
---------------------------------------------------------------------------------------------------------

EXO-SSFW-CK            Checkpoint Firewall Service - 1 Managed Service  1                         $2,700

----------------------------------------------------------------------------------------------------------
EXO-SSFW-SU            Setup - Firewall Installation and Configuration  1         $2,000
----------------------------------------------------------------------------------------------------------
TOTAL                                                                             $2,000          $2,700
----------------------------------------------------------------------------------------------------------



Colocation and Managed Services Summary:

--------------------------------------------------------------------------------
               DESCRIPTION                         START UP           MONTHLY
--------------------------------------------------------------------------------
Internet Site Administration                        $2,000            $1,350
--------------------------------------------------------------------------------
Internet Service-Level Event Management:           $  400             $750
--------------------------------------------------------------------------------
Internet Service-Level Monitoring & Reporting:       N/A              $700
--------------------------------------------------------------------------------
Internet Business Continuity Services              $  500             $500
--------------------------------------------------------------------------------
Internet Site Security Services                    $2,000             $2,700
--------------------------------------------------------------------------------
TOTAL BEFORE DISCOUNT                              $4,900             $6,000
--------------------------------------------------------------------------------
GRAND TOTAL LESS 48% FROM STARTUP & 14% FOR MRC    $2,548             $5,160
--------------------------------------------------------------------------------

                           Basic Data Center Services

     Fire Suppression System

- IAFC equipment located at Exodus colocation facility is protected by two fire fighting systems: Fire Master 200 (FM200) fire suppression system and a pre-action localized dry pipe sprinkler system. FM200 is Heptafluorapropane gas, that when released, consumes all the oxygen in the premise, choking any fire. If the FM200 fails, the heat will melt through one of the overhead high heat sprinkler heads and will release the pressure and allow the water to flow. Heat sensors are located above the ceramic ceiling tiles, at the ceiling surface, and under the raised floor ceramic tiles to detect over the ceiling, under the raised floor, and surface fires.


     Earthquake Bracing System

- Chattworth racks are bolted to the concrete slab and overhead using ladder racks that are attached to firewalls. 4" x 4" cable management trays are attached between racks for additional cable routing, and individual or redundant electrical circuits can be dedicated to each rack for a/c protection from adjacent equipment.



     Redundant Equipment Air Conditioning

- Exodus provides continuous and redundant air conditioning using 22-ton air-conditioning units to provide a 68 to 70 Degree F environment for your machine.

     Physical Security

- Access cards and physical keys for the colocation site will be provided to the authorized IAFC employees for access. The cards will record entry and exit to the data center and colocation site. In the event IAFC personnel require access without cards or keys they will require to present identification and verification against an authorized entry list.

     Redundant Power

- Redundant power sources to prevent outages due to electrical outages. The UPS, which is always configured to provide at least 30 minutes of uninterrupted power to all data center equipment, is supplied by the electrical company with a backup feed from a Diesel generator. Immediately after power failures, the generator kicks to feed to UPS to ensure no interruption of service occurs. The generator is capable of running 30 hours at a time without refueling. 20 minutes after power failure, three trucks containing spare parts, additional Diesel, and a spare generator will arrive to our facility.

     Clean Redundant Power

- Your server receives a continuous supply of clean power. The Exodus redundant power system utilizes and AC-DC-AC conversion process to eliminate power surges to provide non-stop power. Incoming AC power (480V, 3 Phase), supplied by the Utility, is first converted to DC power (-56V) by redundant rectifiers. The first conversion process eliminates Utility power surges and line noise. The DC power is used to directly power DC servers and to charge a stand-by battery. To meet the needs of AC servers, DC power is converted to 120V AC, using redundant sign wave inverters. If a power failure occurs, the stand-by battery immediately (no transfer time) provides the required power for both DC and AC servers, then a diesel power generator kicks in automatically. The Exodus redundant power system is currently capable of providing thirty hours of continuous power during a major power failure before refueling. The diesel fuel in the generator is recycled every thirty days, and the zero transfer time switch-over is tested at the beginning of each month.

     Low Level Systems Administration

- IAFC must choose the levels of support that best match the requirements of IAFC company. In conjunction with our other Internet products and services, Exodus also offers many different support services to complement your Internet installation, implementation, and future needs.

     The standard 24 x 7 monitoring services include the following: Continuity between the Exodus network and the client point-of-presence; Newsfeed updates; POP account administration; router and filter administration; domain name administration; TCP/IP address assignment; M-Bone tunneling; and DNS administration.

     Optional Service Offerings include: Configuration and on-site installation of IAFC Internet equipment; Network and Internet solution consulting; Hands-on training from Internet basics and HTML publishing; Web site implementation and analysis; Solaris (SUN) and Windows NT (COMPAQ) operating system administration consulting services; And Management of Internet projects, from inception through installation and maintenance.

COLOCATION SERVICES SUMMARY:


DESCRIPTION                  START UP             MONTHLY
-----------                  --------             -------
Co-Location, T-1               $2,500              $3,040
                            (LESS 48%)
Telco (T-1)                    $  850              $  545
EXODUS TOTAL:                  $2,150              $3,585

IMPORTANT INFORMATION:

(1)  This offer will remain open for thirty days from the date indicated above.
(2) Acceptance constitutes a firm order for the Internet Data Center Services indicated above. Billing will commence on the earlier of the Installation Date indicated below or the date Customer actually installs its equipment.
(3) Exodus will provide the Internet Data Center Services pursuant to the terms and conditions of the Master Services Agreement to which this form constitutes Attachment 1. Customer must sign and deliver to Exodus the Master Services Agreement prior to the Installation Date indicted below.
(4) The terms of this form supersede, and Exodus hereby rejects, any conflicting or additional terms (other than the four pages of performance standards attached hereto) provided by Customer in connection with Exodus' provision of Internet Data Center Services.
(5) Items marked with an asterisk are to be invoiced by Exodus on a "when activated by Customer" basis.




ACCEPTANCE (CUSTOMER TO COMPLETE):

Installation Date               N/A
                  ----------------------------------------------------
           (Must be between 15 and 30 days after acceptance date below)

CUSTOMER HAS READ, UNDERSTANDS AND ACCEPTS THIS OFFER AND HEREBY SUBMITS THIS ORDER.


Accepted by: /s/ JEREMY LENT                Date: JANUARY 23, 1998
            ----------------------------        -------------------------
            (Authorized Signature)              (Date executed and
                                                 delivered to Exodus)

Print Name: JEREMY LENT
           -----------------------------
Title: Chief Executive Officer
      ----------------------------------

Exodus Communications, Inc.  Confidential

                           EXODUS COMMUNICATIONS, INC.
                    INTERNET DATA CENTER SERVICES ORDER FORM
                               SERVICES AND PRICES

CUSTOMER:             Internet Access Financial Corporation
Form No:              1222-3

IMPORTANT INFORMATION:

(1) By submitting this Internet Data Center Services Order Form (Form) to Exodus Communications, Inc. (Exodus), Customer hereby places an order for the Internet Data Center Services described herein pursuant to the terms and conditions of the Internet Data Center Services Agreement between Customer and Exodus (IDC Agreement).
(2) Billing will commence on the earlier of the Installation Date indicated below or the date Customer actually installs its equipment or Exodus begins providing Internet Data Center Services.
(3) Exodus will provide the Internet Data Center Services pursuant to the terms and conditions of the IDC Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form Exodus hereby rejects, any conflicting or additional terms provided by Customer in connection with Exodus' provision of Internet Data Center Services. If there is a conflict between this Form and any other Form provided by Customer and accepted by Exodus, the Form with the latest date will control.
(4) Exodus will not be bound by or required to provide Internet Data Center Services pursuant to this Form or the IDC Agreement until each is signed by an authorized representative of Exodus.
(5) The four pages of performance standards attached to Attachment I are hereby incorporated by reference. A material breach of such performance standards (which, for purposes of this Agreement shall mean (i) a single variance of more than 10%, (ii) more than five variances of less than 10% or (iii) two or more consecutive months with fewer than five (but more than one) variances of less than 10%) shall constitute a material breach within the meaning of Section 8(b) of Attachment 2.


CUSTOMER TO COMPLETE:

CUSTOMER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ORDER.

Installation Date: October 20, 1997

Submitted By: /s/ JEREMY LENT                    Date: DECEMBER 23, 1997
             ----------------------------             -------------------------
             (Authorized Signature                    (Effective Date of
                                                       IDC Agreement)

Print Name:  /s/ JEREMY LENT
           ------------------------------
Title: Chief Executive Officer
      -----------------------------------


EXODUS COMMUNICATIONS, INC.  ACCEPTANCE


/s/ [SIG]                                     Date: 3/26/98
----------------------------------                ------------------------------
(Authorized Signature)

                                                                   [EXODUS LOGO]

Virtual Data Center

DESCRIPTION

     The Virtual Data Center (VDC) product is a secured private area within the Exodus Communications Data Center. It is designed with steel mesh walls and a key lock sliding access door. The VDC provides ultimate space flexibility for customers with non-rack mountable equipment and/or with a large number of servers. The VDC is designed to house computer and networking equipment (see below for specifications).

SPECIFICATIONS

                    EQUIPMENT                     POWER              DIMENSIONS
Virtual Data     - Secure Area                 4 dedicated 20         7'W x 9'D
  Center         - 4 Racks                     Amp Circuits
                 - 16 Shelves
                 - Wiring Channels
 EXO-VDC         - Wiring Patch Panel
                 - Power Distribution Bars
                 - 3 Customer Access Cards
                 - 1 POTS line cross-connect

- Exodus Operations will review customer equipment inventory list and determine type of rack (19" or 23") to be used during installation phase.

- All customers have access to temporary remote phones while visiting Exodus Internet Data Centers. Phones will allow free local calling ONLY. Long distance calling will require calling card.

SERVICES INCLUDED

          Managed Services

          All CyberRack products include the following basic services for ONE web server. Please refer to their individual specification sheets for detailed information.

          -    24x7 Network Monitoring

          -    24x7 URL Monitoring

          -    24x7 Reboot Service


          DNS

          - Exodus will setup or transfer up to two domain names. First year's InterNIC charges will be billed back to the customer. InterNIC will bill all subsequent domain name charges directly to the customer.

          - Exodus will provide primary DNS support for up to two domain names and an unlimited number under secondary DNS.

          Project Management

          Each new Exodus customer will be assigned a Project Manager to coordinate and manage the installation process. The Exodus Project Manager works closely with customer personnel to ensure that the installation is successful. Some of the key tasks performed by the Project Manager include:

          -    Development of the Installation Plan

          -    Design of the Space Layout Plan

          - Coordinate space build out, domain registration and/or DNS transfer

          - Coordinate and assist with the installation of customer's equipment

          - Collect key customer data including contacts and operating procedures to be supported by Exodus

          - Customer setup in the Exodus Network Control Center for on-going monitoring and technical support

          VDC Setup

          Setup charges include all of the following:

          -    Infrastructure equipment setup

          -    Power wiring and circuit setup

          -    POTS line cross connect installation

          Power

          All Exodus Internet Data Centers are facilitized with 20 Amp circuits. All circuits provide inline UPS and diesel generator backup in the event of grid power failure. To conform to electrical code for peak power use, maximum power usage is limited to 75% of circuit value (i.e. 15 amps for a 20 Amp circuit). Exodus reserves the right to audit customer circuits at random to verify power usage.

          Custom circuit configurations can be accommodated, however, depending on exact customer requirements additional charges and lead times may apply. Please refer to the below chart regarding power specifications for standard product configurations.

                         NUMBER OF        MAXIMUM POWER          ADDITIONAL
                       20 AMP CIRCUITS       USAGE               PURCHASABLE
                          INCLUDED           (AMPS)           POWER INCREMENTS
Virtual Data Center          4                 60              20 Amp Circuits
    EXO-VDC


SERVICES NOT INCLUDED

          -    Customer equipment installation and wiring

                                                                   [EXODUS LOGO]

Cross-Connnet Services

     PART NUMBER

          EXO-XCON-RDS3       DS3 Pass thru Connection for Remote Access Only

          EXO-XCON-IDS3       DS3 Pass thru connection for Remote Access and/or Internet
                              Access

          EXO-XCON-IT1        T1 Cross-connection for Remote Access and/or Internet Access
                              (includes provisioning)

          EX0-XCON-RT1        T1 Cross-connection for Remote Access Only (includes
                              provisioning)

          EXO-XCON-ISDN       ISDN Cross-connection

          EXO-XCON-POTS       POTS Cross-connection

          EXO-XCON-ISU        Setup - T1 or DS3 for Internet Access

     DESCRIPTION

          Exodus Communications Cross-connect services enable customers can to gain remote access to their colocated server(s). In some cases customers may also wish to enable Internet access through cross-connected lines.

          Under this service offering Exodus will install a network line directly from the telco termination point in the Data Center to the customer colocation area. Cross-connect service is made available to customers who have purchased dedicated network services. Exodus offers two options to satisfy the typical requirements:

          -    Cross-connect line to be used ONLY for remote access to servers
          - Cross-connect line to be used for remote access to servers and Internet access

          Exodus provides provisioning services for T1 and DS3 lines but requires customers to provision POTS (telephone) and ISDN lines.

     LINES TYPES SUPPORTED

          -    POTS (telephone line)
          -    ISDN
          - T1 Customers must use Exodus recommended devices to ensure proper support and serviceability.
          - DS3 (pass thru) - In the case of DS3 lines, Exodus will instruct the telco provider to run a line directly from their termination point to the customer colocation area.

     SERVICE INCLUDES

          - Note the first POTS line cross-connect is included with the purchase of each Site Service Product.

          -    Line installation

          - Physical cable test from telco termination point to site network or termination point (except DS3)

          - Configuring customer premise IP addresses into Exodus network devices to enable cross-connected line(s) to be used for Internet access (optional).

                                                                   [EXODUS LOGO]

24x7 Reboot Service


     PART NUMBER

          EXO-SARB       24x7 Reboot Service (per server/device)

     DESCRIPTION

          Under this service offering, Exodus Communications operations personnel can act as your remote "hands on-site" when you cannot physically be near your system. It does NOT provide for any system administration level tasks. Includes 5 incident calls per server PER month for any of the below services.

     SERVICES INCLUDED

          Customer permission for Exodus personnel access to customer colocation area is required.

          - Reboot or power-cycle colocated devices (from keyboard or power switch)

               - Customer to provide reboot procedures and any failure mode procedures. Exodus personnel will not deviate from these procedures without prior approval from the customer.

          -    Provide onsite equipment LED status feedback

          -    Provides confirmation of reboot procedure completion

     SERVICES NOT INCLUDED

          -    Verification of a successful system reboot

          -    Reboot failure troubleshooting and problem resolution

     RESPONSE TIMES

          Exodus personnel will respond immediately to any reboot requests.

     CUSTOMER ESCALATION

          Exodus personnel will notify customer immediately via phone of any problem conditions that occur in the reboot process.

                                                                   [EXODUS LOGO]

24x7 Network Device Monitoring

     PART NUMBER

          EXO-MONW       24x7 Network Device Monitoring (per Device)

     DESCRIPTION

          Under this service offering the Exodus Communications will monitor a colocation network device using the IP (ICMP) protocol. The monitoring system uses the Ping utility application to poll the status of the network device every five minutes.

     SERVICES INCLUDED

          In the event the monitoring system does not receive a valid Ping response from the target node/device, it will then retry pings in rapid succession over a short period time. If there is still no response the monitoring system will then page personnel in the Network Control Center (NCC).

          The attending NCC person will then try to identify and resolve the problem (if an Exodus device/network problem). Typically ping response failure may occur due the following reasons:
          -    The Server(s) itself is down (assuming it is the target device)
          -    The line to the server is down
          - The device/port on which the server is connected may be down (i.e. router/switch/hub port).
          - In some cases a server may be too busy to respond to a ping request

     CUSTOMER ESCALATION PROCESS

          The customer will be notified initially of a potentially down or unreachable device. In parallel the NCC staff will troubleshoot the problem and escalate the situation to a senior Network Engineer (as appropriate).

                                                                   [EXODUS LOGO]

24x7 Network Device Monitoring

     PART NUMBER

          EXO-MONW            24x7 Network Device Monitoring (per Device)

     DESCRIPTION

          Under this service offering the Exodus Communications will monitor a colocation network device using the IP (ICMP) protocol. The monitoring system uses the Ping utility application to poll the status of the network device every five minutes.

    SERVICES INCLUDED

          In the event the monitoring system does not receive a valid Ping response from the target node/device, it will then retry pings in rapid succession over a short period time. If there is still no response the monitoring system will then page personnel in the Network Control Center (NCC).

          The attending NCC person will then try to identify and resolve the problem (if an Exodus device/network problem). Typically ping response failure may occur due the following reasons:
          -    The Server(s) itself is down ( assuming it is the target device)
          -    The line to the server is down
          - The device/port on which the server is connected may be down (i.e. router/switch/hub port).
          - In some cases a server may be too busy to respond to a ping request

     CUSTOMER ESCALATION PROCESS

          The customer will be notified initially of a potentially down or unreachable device. In parallel the NCC staff will troubleshoot the problem and escalate the situation to a senior Network Engineer (as appropriate).

                                                                   [EXODUS LOGO]

24x7 URL Monitoring

     PART NUMBER

          EXO-MOWB       24x7 URL Monitoring (per URL)

     DESCRIPTION

          The Exodus Communications monitoring system will 24x7 monitor a specific URL on the customer web site using the standard http protocol.

     SERVICES INCLUDED

          The system uses the http protocol to initiate a connection, every five minutes, to the web server application and initiates a program to exchange information for status verification. The information exchange process reads a text string from the default web page of the website (i.e. www.companyname.com/default.htm). A successful http response is completed when the text string is received by the monitoring system.

     CUSTOMER ESCALATION PROCESS

          If the Exodus monitoring system receives no response an alert is sent to the Network Control Center (NCC console and the staff is paged. If the web server is verified to be down the appropriate customer contact is then made aware of the situation by phone.

          - Note in certain cases web server loading may affect the response time to the http monitoring system.

                                                                   [EXODUS LOGO]

24x7 URL Monitoring

     PART NUMBER

          EXO-MOWB       24x7 URL Monitoring (per URL)

     DESCRIPTION

          The Exodus Communications monitoring system will 24x7 monitor a specific URL on the customer web site using the standard http protocol.

     SERVICES INCLUDED

          The system uses the http protocol to initiate a connection, every five minutes, to the web server application and initiates a program to exchange information for status verification. The information exchange process reads a text string from the default web page of the website (i.e. www.companyname.com/default.htm). A successful http response is completed when the text string is received by the monitoring system.

     CUSTOMER ESCALATION PROCESS

          If the Exodus monitoring system receives no response an alert is sent to the Network Control Center (NCC) console and the staff is paged. If the web server is verified to be down the appropriate customer contact is then made aware of the situation by phone.

          - Note in certain cases web server loading may affect the response time to the http monitoring system.

                                                                   [EXODUS LOGO]

Tape Media Management

     PART NUMBER

          EXO-BCMM            Tape Media Management
          EXO-BCMM-SU         Setup - Tape Media Management

     DESCRIPTION

          Exodus Communications operations personnel will remove and insert backup tapes from a customer provided tape or jukebox type device (tapes to be provided by customer). Exodus personnel can conduct this procedure according to a predefined schedule or on an on-demand basis, but not more often than 1 tape per drive per day.

     SERVICES INCLUDED

          -    All services are provided during the 8am-10pm timeframe

          - Insert new or recycled tapes (i.e. DLT, 8mm) into a jukebox or tape device on a (once) daily or (once) weekly basis.

          -    Remove tapes from a jukebox or tape device

          - Catalog and place removed tapes in customer designated or Exodus-owned tape storage container

          -    Coordinate weekly off-site storage for up to 3 tapes. (Note:
               Third party storage is not part of the Exodus tape backup service. It is a separate fee and must be quoted separately.)

     SERVICES NOT INCLUDED

          -    Troubleshooting and problem resolution of tape or jukebox device

          -    Tape media or backup device

          - Troubleshooting and problem resolution of backup scripts or programs

     RESPONSE TIMES FOR TAPE RETRIEVAL

          - 1 hour response for tape insertion or removal requests of tapes located in customer co-location space.

          - 2 hour, 4 hour and 24 hour for retrieval of tapes located in off-site storage at Arcus. Customer will incur additional per incident charges from Arcus.

     REPORTING

          Exodus administrators will provide via email, a monthly tape catalog, listing tapes on-site and off-site.

     CUSTOMER ESCALATION

          Exodus administrators will notify customers via phone and email of any problem conditions that occur in the tape exchange process.

FIREWALL SERVICE

     PART NUMBERS: EXO-SSFW-CK, EXO-SSFW-RP, EXO-SSFW-SU, EXO-SSFW-CSLT,

     DESCRIPTION

PART NUMBER                  PRODUCT DESCRIPTION
EXO-SSFW-RP                  Exodus dedicated Firewall Service on Raptor Eagle application gateway proxy(1),(2)

EXO-SSFW-CK                  Exodus dedicated Firewall Service on Checkpoint Firewall-1 multi-layer inspection system(1),(3)

EXO-SSFW-SU                  Setup, installation and configuration of firewall

EXO-SSFW-CSLT                Security consultation for network design and policy
                             consideration


     SERVICES INCLUDED

          - 24x7 network/firewall monitoring using one of the following (or similar tools):

          - WebWatcher, HP OpenView using SNMP traps, or Computer Associates Unicenter

          -    Log file reporting for internal Exodus use to track problems

          -    System Administration for firewall

          - Firewall Configuration Data Backup (once a week or whenever there is a configuration change)

          -    1.5 hour response time to replace faulty or down system

          - 15 minute escalation to security management during security threat situation

          -    48 hour response time for configuration and policy changes

          - Remote access support for up to 5 or fewer clients. For Raptor based services, customer must first obtain a license from Raptor.

----------

(1) Firewall service will run on the following hardware platform supported and owned by Exodus: Sun Ultra 1/170, Solaris 2.51, 128 MB RAM, 10/100 NIC card

(2) Raptor Eagle Remote, 50 node license (v. 4.0)

(3) Checkpoint Firewall-1, 25 node license (v. 3.0)

     SERVICES NOT INCLUDED

          -    Load balancing feature

          -    Redundancy or fault tolerance

          - Direct access to network security engineering. All contact through NCC (email: security@exodus.net)

     REPORTING

          Customer will be contacted when the Exodus Managed Services Team is tracking a problem event when an alarm is triggered. Customer will be kept abreast of problem resolution status.

     CALL BACK RESPONSE TIMES AND SEVERITY LEVELS

          Exodus will assign the severity level to various issues that might be encountered based on the following guidelines and assign the following call back times. Exodus will prioritize problem situation resolution based on severity level.

                                                                   CALL BACK
SEVERITY                       DESCRIPTION                       RESPONSE TIME
--------                       -----------                       -------------
1        System down condition significantly impacting             15 minutes
         customer performance.
         Example:  system down, primary network down

2        System performance degraded; however still working;       15 minutes
         customer performance still acceptable.

3        Error not affecting performance.                          24 hours
         Example: I could not connect to a certain FTP site
         from behind firewall, but I could through my ISP.

4        Configuration change request.                             48 hours


      CUSTOMER ESCALATION

          Exodus administrators will notify customers via phone and/or email of any problem conditions that occur during the event management process.


      FIREWALL SERVICE EXCLUDED FROM SERVICE LEVEL WARRANTY

          Because Exodus cannot provide firewall service without relying separately on hardware and software provided by third parties that is being updated constantly, the firewall service is not included in the service level warranty that Exodus currently provides customer under section 5.2(a) of the standard terms and conditions of service. In lieu of the warranty, Exodus commits to addressing any problems in accordance with the response times and severity levels described above. If customer's Web site becomes inoperable as a result of the problem with the firewall service, Exodus will not credit customer's account for such downtimes.

                                  ATTACHMENT 2

                              TERMS AND CONDITIONS

1. DEFINITIONS.

1.1 "Customer Area" means the portion of the Internet Data Centers made available to Customer hereunder for the placement of Customer Equipment.

1.2 "Customer's Business" means Customer's services and/or products to be made available via the Internet in connection with this Agreement.

1.3 "Customer Equipment" means Customer's computer hardware and other tangible equipment identified in Attachment 4, as amended from time to time, that Customer places in the Customer Area pursuant to this Agreement. All changes in Customer Equipment, including but not limited to installation and removal of Customer Equipment, must be approved by Exodus.

1.4 "Customer Materials" means all software, data, information contained in documentation, and other information and intangibles used by Customer to operate, install, and/or maintain Customer's Business through the Customer Equipment or provided to Exodus by Customer for such purposes.

1.5 "Installation Date" means the earlier to occur of (i) the date indicated in the Services and Price Form by which Customer intends to install Customer Equipment in the Customer Area and (ii) the date the Customer Equipment is actually installed and operational.

1.6 "Internet Data Centers" means the sites owned or leased by Exodus containing the Customer Area and equipment used by Exodus to provide Internet Data Center Services.

1.7 "Internet Data Center Services" means the services and other benefits to be provided by Exodus to Customer under this Agreement, as described in Attachment 1, as amended from time to time, or substantially similar services if, in the reasonable opinion of Exodus, such substantially similar services would provide Customer with substantially similar benefits.

1.8 "Representatives" means the individuals identified and authorized by Customer to have access to the Internet Data Centers and the Customer Area in accordance with this Agreement, as identified on Attachment 5. The Representatives may be changed by Customer from time to time by written notice to Exodus.

1.9 "Rules and Regulations" means the general rules and regulations issued by Exodus relating to its provision of Internet Data Center Services to its customers, the current version of which is attached as Attachment 3, which may be updated by Exodus from time.

2. INTERNET DATA CENTER SERVICES.

Subject to the terms and conditions of this Agreement, during the term of this Agreement, Exodus will provide to Customer the Internet Data Center Services.

3. FEES AND BILLING.

3.1 Fees. Customer will pay all fees due hereunder according to the Services and Price Form attached as Attachment 1, as amended from time to time. Exodus may increase the fees after the first (lst) anniversary of the Installation Date, and Customer agrees to pay such increased fees.

3.2 Billing Commencement. Billing for Internet Data Center Services indicated in the initial Services and Price Form shall commence on the Installation Date, regardless of whether Customer has installed the Customer Equipment or commenced use of the Internet Data Center Services; provided, however, that if Customer is unable to install the Customer Equipment and/or use the Internet Data Center Services by the Installation Date due to the fault of Exodus, billing will not begin until the date Exodus has remedied such fault. In the event that the Services and Price Form is amended after the Installation Date to include additional Internet Data Center Services, billing for such services shall commence on the date Exodus first provides such additional Internet Data Center Services to Customer.

3.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice. All payments will be made in U.S. dollars at Exodus' address set forth in this Agreement or at such other address, as Exodus may from time to time indicate by proper notice to Customer. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy or is otherwise not financially secure, Exodus may, upon written notice to Customer, modify the payment terms to require fall payment before the provision of Internet Data Center Services or other assurances to secure Customer's payment obligations hereunder.

3.4 Taxes. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full, except for taxes based on Exodus' net income.

4. CUSTOMER'S OBLIGATIONS.

4.1 Compliance with Law. Customer agrees that in connection with the exercise of its rights and performance of its obligations under this Agreement, Customer will comply with all applicable laws and regulations. Customer acknowledges that Exodus exercises no control whatsoever over the content of the information passing through its Internet Data Centers, and that it is the sole responsibility of Customer to ensure that the information it transmits and receives complies with all applicable laws and regulations.

4.2 Compliance with Rules and Regulations. Customer agrees that it will comply at all times with Exodus' Rules and Regulations in existence from time to time.

4.3 Customer's Costs. CUSTOMER AGREES THAT IT WILL BE SOLELY RESPONSIBLE, AND AT EXODUS'S REQUEST WILL REIMBURSE EXODUS, FOR ALL COSTS AND EXPENSES (OTHER THAN THOSE INCLUDED AS PART OF THE INTERNET DATA CENTER SERVICES) ASSOCIATED WITH PLACING, INSTALLING, MAINTAINING, OPERATING, AND REMOVING THE CUSTOMER EQUIPMENT AND CUSTOMER MATERIALS, INCLUDING BUT NOT LIMITED TO, ALL NECESSARY PREPARATIONS REQUIRED TO COMPLY WITH THE RULES AND REGULATIONS.

4.4 Access and Security. CUSTOMER WILL BE FULLY RESPONSIBLE FOR ANY CHARGES, COSTS, EXPENSES (OTHER THAN THOSE INCLUDED IN THE INTERNET DATA CENTER SERVICES), AND THIRD PARTY CLAIMS THAT MAY RESULT FROM ITS USE OF, OR ACCESS TO, THE INTERNET DATA CENTERS AND/OR CUSTOMER AREA, INCLUDING BUT NOT LIMITED TO ANY UNAUTHORIZED USE OF ANY ACCESS DEVICES PROVIDED By EXODUS HEREUNDER. EXCEPT WITH THE ADVANCED WRITTEN CONSENT OF EXODUS, CUSTOMER'S ACCESS TO THE INTERNET DATA CENTERS WILL BE LIMITED SOLELY TO ITS REPRESENTATIVES LISTED ON THE REGISTRATION FORM ATTACHED HERETO AS ATTACHMENT 5, AS AMENDED FROM TIME TO TIME.

4.5 No Competitive Services. Customer may not at any time permit any Internet Data Center Services to be utilized for the provision of any services that compete with any Exodus services, without Exodus' prior written consent.

4.6 Insurance.

     (a) Minimum Levels. Customer will keep in force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage;
(ii) employees liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in any amount not less than that required by applicable law. Customer also agrees that it and its agents (including contractors and subcontractors) will maintain other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

     (b) Certificates of Insurance. Prior to installation of any Customer Equipment in the Customer Area, Customer will furnish Exodus with certificates of insurance which evidence the minimum levels of insurance set forth above.

     (c) Naming Exodus as an Additional Insured. Customer agrees that prior to the installation of any Customer Equipment, Customer will cause its insurance provider(s) to name Exodus as an additional insured and notify Exodus in writing of the effective date thereof

5. REPRESENTATIONS AND WARRANTIES.

5.1 Warranties by Customer.

     (a) Customer Equipment and Customer Materials. Customer represents and warrants that it owns or has the legal right and authority, and will continue to own or maintain the legal right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement, and to use, modify, transmit, and distribute the Customer Materials without infringing, misappropriating, or otherwise violating any intellectual property rights of any third party. Customer further represents and warrants that its placement, arrangement and use of the Customer Equipment in the Internet Data Centers complies with the Customer Equipment and Customer Materials Manufacturer's environmental and other specifications.

     (b) Rules and Regulations. Customer has read the Rules and Regulations and represents and warrants that Customer and Customer's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

   (c) Customer's Business. Customer is familiar with the laws and regulations applicable to Customer's Business. Customer represents and warrants that Customer's Business does not as of the Installation Date, and will not during the term of this Agreement, contain or transmit any material that would violate any applicable local, state, national, foreign or international law. in the event of any breach, or reasonably anticipated breach, of such warranty, in addition to any other remedies available at law or in equity, Exodus will have the right immediately, in Exodus' sole discretion: (i) to terminate or restrict access to any such materials in any manner; and/or (ii) to suspend any related Internet Data Center Services.

5.2 Warranties and Disclaimers by Exodus.

     (a) Service Level Warranty. In the event Customer is unable to transmit and receive information from Exodus' Internet Data Centers to other portions of the Internet and Customer notifies Exodus immediately of such event and Exodus determines in its reasonable judgment that such inability was caused by Exodus' failure to provide Internet Data Center Services for reasons within Exodus' reasonable control and not as a result of any actions or inactions of Customer or any third parties, Exodus will, upon Customer's request, credit Customer's account as follows: If Exodus failed to provide the Internet Data Center Services for (i) more than two (2) consecutive hours in a calendar month, Exodus will credit Customer's account the connectivity charges for one (1) day of service; and (ii) more than eight (8) consecutive hours in a calendar month, Exodus will credit Customer's account the connectivity charges for one (1) week of service. Customer may receive only one of the foregoing credits in any single calendar month, regardless of the number of such occurrences. Exodus' scheduled maintenance of the Internet Data Centers and Internet Data Center Services, as described in the Rules and Regulations, shall not be deemed to be a failure of Exodus to provide Internet Data Center Services. THIS SECTION 5.2(a) STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY (OTHER THAN TERMINATION OF THIS AGREEMENT) FOR ANY FAILURE BY EXODUS TO PROVIDE INTERNET DATA CENTER SERVICES.

     (b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION (a) ABOVE, ALL SERVICES PERFORMED AND PRODUCTS PROVIDED AND SPACE MADE AVAILABLE By EXODUS HEREUNDER ARE PERFORMED, PROVIDED, AND MADE AVAILABLE ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTERS IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

     (c) Disclaimer of Actions Caused by and/or Under the Control of Third Parties. WHILE EXODUS' INTERNET DATA CENTER SERVICES PROVIDE CUSTOMERS WITH CONNECTIVITY TO THE INTERNET, EXODUS DOES NOT AND CANNOT CONTROL THE FLOW OF INFORMATION TO OR FROM EXODUS' INTERNET DATA CENTERS TO OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH EXODUS' CUSTOMERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, EXODUS CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, EXODUS DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

6. LIMITATIONS OF LIABILITY.

6.1 Personal Injury. EACH REPRESENTATIVE, AND ANY OTHER PERSONS, VISITING THE INTERNET DATA CENTERS DOES SO AT ITS OWN RISK AND EXODUS ASSUMES NO LIABILITY WHATSOEVER FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH PERSONS DURING SUCH A VISIT.

6.2 Damage to Customer Equipment or Materials.

     (a) CERTAIN CUSTOMER EQUIPMENT, INCLUDING BUT NOT LIMITED TO CUSTOMER EQUIPMENT LOCATED ON CYBERRACKS, MAY BE DIRECTLY ACCESSIBLE BY OTHER CUSTOMERS. EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE THEN-CURRENT VALUE OF THE CUSTOMER EQUIPMENT.

     (b) EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER MATERIALS RESULTING FROM ANY CAUSE WHATSOEVER.

6.3 Exclusions. EXCEPT AS SPECIFIED IN SECTIONS 6.1 AND 6.2, IN NO EVENT WILL EXODUS BE LIABLE TO CUSTOMER, ANY REPRESENTATIVE, OR ANY THIRD PARTY FOR:

     (a) ANY CLAIMS ARISING OUT OF OR RELATED TO THE CUSTOMER EQUIPMENT, THE CUSTOMER

MATERIALS, THE CUSTOMER'S BUSINESS, OR OTHERWISE; AND

     (b) ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR OF ANY CUSTOMER EQUIPMENT OR CUSTOMER MATERIALS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EXODUS'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER To EXODUS HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

6.5 Customer's Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under this Agreement until Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

6.6 Basis of the Bargain; Failure of Essential Purpose. Customer acknowledges that Exodus has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7. INDEMNIFICATION.

7.1 Exodus' Indemnification of Customer. Exodus will indemnify and hold Customer, its affiliates, shareholders, officers, directors, employees, agents, and Representatives harmless from and against any and all reasonable costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) arising out of (i) the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of Internet Data Center Services pursuant to this Agreement (but excluding any infringement contributorily caused by Customer's Business, Customer Equipment or Customer Materials) and (ii) personal injury to Customer's Representatives from Exodus's gross negligence or willful misconduct.

7.2 Customer's Indemnification of Exodus. Customer will indemnify and hold Exodus, its affiliates, shareholders, officers, directors, employees, agents and customers harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees and fees of experts) arising out of any claim, suit, action, or proceeding (each, an "Action"), and Customer will pay any settlement reached or judgment entered thereon against Exodus or such third party, to the extent such Action arises from an allegation that any of the following has occurred or will occur:

     (a) with respect to the Customer's Business, Customer Materials, or Customer Equipment: (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; or (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; or

     (b) any damage or destruction to the Customer Area, the Internet Data Centers or the equipment of Exodus or any other customer by Customer or Representative(s) or Customer's designees; or

     (c) any other damage arising from the Customer Equipment, Customer Materials, or Customer's Business.

7.3 Notice. Each party will provide the other party prompt written notice upon of the existence of any such event of which it becomes aware, and an opportunity to participate in the defense thereof

8. TERM AND TERMINATION.

8.1 Term. This Agreement will be effective for a period of two (2) years from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (1) year each.

8.2 Termination.

     (a) For Convenience.

          (i) By Customer During First Thirty Days. Customer may terminate this Agreement for convenience by providing written notice to Exodus at any time during the thirty (30) day period beginning on the Installation Date.

          (ii) By Either Party. Either party may terminate this Agreement for convenience at any time effective after the second (2nd) anniversary of the Installation Date by providing ninety (90) days' prior written notice to the other party.

     (b) For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Exodus; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

     (c) By Customer for Failure to Agree on Fee Increases. If Exodus increases the fees after the first (1st) anniversary of the Installation Date, Customer may terminate this Agreement if it refuses to pay such increased fees by providing written notice to Exodus within thirty (30) days of the effective date of any such increase. The effective date of such termination will be ninety (90) days after Exodus receives notice of such termination.

8.3 No Liability for Termination. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

8.4 Effect of Termination. Upon the effective date of expiration or termination of this Agreement:

     (a) Exodus will immediately cease providing the Internet Data Center Services;

     (b) any and all payment obligations of Customer which have accrued as of such expiration or termination will become due immediately;

     (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement; and

     (d) Customer will remove from the Internet Data Centers all Customer Equipment, Customer Materials, and any of its other property within the Internet Data Centers within five (5) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such five-day period, Exodus will have the option to (i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner.

8.5 Survival. The following provisions will survive any expiration or termination of the Agreement: Sections 3, 4, 5, 6, 7, 8, 9, and 10.

9. CONFIDENTIAL INFORMATION.

9.1 Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

9.2 Exceptions. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

10. MISCELLANEOUS PROVISIONS.

10.1 Governing Law. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods.

10.2 Arbitration. Any dispute relating to the terms, interpretation or performance of this Agreement (other than claims for preliminary injunctive relief or other prejudgment remedies) will be resolved at the request of either party through binding arbitration. Arbitration will be conducted in Santa Clara County, California, under the rules and procedures of the Judicial Arbitration and Mediation Society ("JAMS"). The parties will request that JAMS appoint a single arbitrator possessing knowledge of online services agreements; however the arbitration will proceed even if such a person is unavailable.

10.3 Force Majeure. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

10.4 No Lease. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Customer acknowledges and agrees that it has been granted only a license to occupy the Customer Space and use the Internet Data Centers in accordance with this Agreement, Customer has not been granted any real property interest in the Customer Space or Internet Data Centers, and Customer has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances. For good cause, Exodus may suspend the right of any Representative or other Customer personnel to visit the Internet Data Centers.

10.5 Inherently Dangerous Applications. The Internet Data Center are not intended nor provided for use in connection with, and Customer will not use them for, any nuclear, aviation, mass transit, life-support, or any other inherently dangerous applications or services, the failure of which could result in death, personal injury, catastrophic damage, or mass destruction.

10.6 Marketing. Customer agrees that Exodus may refer to Customer by trade name and trademark, and may briefly describe Customer's Business, in Exodus' marketing materials and web site. Customer hereby grants Exodus a license to use any Customer trade names and trademarks solely in connection with the rights granted to Exodus pursuant to this Section 10.6.

10.7 Government Regulations. Customer will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Customer operates or does business.

10.8 Non-Solicitation. During the period beginning on the Installation Data and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, Customer and its affiliates agree that they will not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Exodus during such period.

10.9 Severability. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in fall force and effect.

10.10 Waiver. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

10.11 Assignment. Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other party, except that this Agreement may be assigned in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets, provided that it notifies such other party at least thirty (30) days prior to the effective date of such event. Any attempted assignment or delegation without such consent will be void. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

10.12 Notices. Amy notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent by facsimile or overnight courier, whichever is earlier.

10.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

10.14 Relationship of Parties. Exodus and Customer are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Exodus and Customer. Neither Exodus nor Customer will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

10.15 Priority. The following order of precedence will govern any conflict or discrepancy between any portions of this Agreement:

          (1) Attachment 6.

          (2) Attachment 2.

          (3) Attachment 3.

          (4) Signature Page.

          (5) Attachment 4.

          (6) Attachment(s) 1 (in reverse chronological order).

          (7) Attachment 5.

                                  ATTACHMENT 3

                              RULES AND REGULATIONS

     All Exodus Customers and their Representatives, employees, contractors, customers, agents and users of Customers' online facilities are subject to these Rules and Regulations in connection with their use of Exodus' Internet Data Center Services.

ACCESS TO INTERNET DATA CENTERS

     - Only those individuals identified by Customer as its Representatives may access the Internet Data Centers. Customer may not allow any unauthorized persons to access the Internet Data Centers.

     - Customer will notify Exodus in writing of any change in Customer's Representatives.

     - Customer agrees to adhere at all times to security measures that have been established by Exodus to protect the Internet Data Centers, its equipment and its customers' equipment.

USE OF INTERNET DATA CENTER FACILITY

     Customer must keep the Customer Area clean at all times. Customer may not store any paper products or materials of any kind in the Customer Area (other than equipment manuals).

     Customer may not bring, or make use of, any of the following into the
Facility:

     -    Food or drink.                          -    Alcohol or other intoxicants.

     -    Tobacco products.                       -    Electro-magnetic devices.

     -    Explosives.                             -    Radioactive materials.

     -    Weapons.                                -    Photographic or recording equipment
                                                       of any kind (other than tape
                                                       back-up equipment).
     -    Chemicals.

     -    Illegal drugs.

EQUIPMENT AND CONNECTIONS

     _ All Customer Equipment must be clearly labeled with Customer's name (or code name provided to Exodus) and individual component identification.

     - Customers may not connect or disconnect any Customer Equipment or other equipment except as specifically pre-approved by an authorized employee of Exodus, at least 48 hours in advance of proposed installation, except as otherwise approved by Exodus.

     - All connections to and from Customer Equipment must be clearly labeled.

     - Customer Equipment must be configured and run at all times in compliance with the manufacturer's specifications, including power outlet, power consumption and clearance requirements.

     - Exodus makes available at its Data Centers certain equipment for the temporary use by Customers at the Internet Data Centers. This equipment is provided on an "AS IS" basis without any warranties of any kind. Customer may borrow and/or use any Exodus property or equipment, at its own risk, after receiving permission from Exodus.

SCHEDULED MAINTENANCE

     Periodically, Exodus will conduct routine scheduled maintenance of its Internet Data Centers and Internet Data Center Services pursuant to a schedule posted on Exodus' World Wide Web site (http://www.bengi.exodus.net/exo_maintenance _ frame.html). During such time, Customer's Equipment may be unable to transmit and receive data and Customer may be unable to access its Equipment. Customer agrees to cooperate with Exodus during the scheduled maintenance so that Exodus may keep such period or time to a minimum.

MISCONDUCT

     Customer and its Representatives may not:

     -    Misuse or abuse any Exodus property or equipment;

     - Make any unauthorized use or interfere with any property or equipment of any other Exodus customer;

     - Harass any individual, including Exodus personnel and representatives of other customers of Exodus; or

     - Engage in any activity that is in violation of the law, or aid in criminal activity while on Exodus property or in connection with the Internet Data Center Services.

ONLINE CONDUCT

     Customer will not, and will not permit any persons using Customer's online facilities (including but not limited to Customer's Web site(s) and transmission capabilities), to do any of the following:

     - Send Spam (unsolicited commercial messages or communications in any form)

     - Infringe or misappropriate the intellectual property rights of others. This includes posting copyrighted materials without appropriate permission, using trademarks of others without appropriate permission or attribution, and posting or distributing trade secret information of others in violation of a duty of confidentiality.

     - Violate the personal privacy rights of others. This includes collecting and distributing information about Internet users without their permission, except as expressly permitted by applicable law.

     - Send, post or host harassing, abusive, libelous or obscene materials or take any similar actions.

     - Intentionally omit delete, forge or misrepresent transmission information, including headers, return addressing information and IP addresses or take any other actions intended to cloak Customer's or its users' identity or contact information.

     -    Use the online facilities for any illegal purposes.

     - Assist or permit any persons in engaging in any of the activities described above.

If Customer becomes aware of any such activities, Customer will take all actions necessary to stop such activities immediately, including, if necessary, terminating Customer's user's access to Customer's online facilities.

MODIFICATION OF RULES AND REGULATIONS

     Exodus reserves the right to change these Rules and Regulations at any time. Customer is responsible for regularly reviewing these Rules and Regulations. Continued use of the Internet Data Center Services following any such changes shall constitute the Customer's acceptance of such changes.

                                  ATTACHMENT 6
                               NEGOTIATED CHANGES


The following replaces and supersedes Sections 3.1, 3.3, 4.6, 5.2, 6.2, 6.4, 6.5, 8.1, 8.2, 8.4, 10.3, 10.6 and 10.8 of Attachment 2 (Terms and Conditions):

3.1 Fees. Customer will pay all fees due hereunder according to the Services and Price Form attached as Attachment 1, as amended from time to time. Exodus may increase the fees after the first (1st) anniversary of the Installation Date, and Customer agrees to pay such mutually agreed upon increased fees. Throughout term of the Agreement, IAFC will receive 48% discount off list price for any setup fees associated with any Exodus product.

3.3 Billing and Payment Terms. Customer will be billed monthly in advance of the provision of Internet Data Center Services, and payment of such fees will be due within thirty (30) days of the date of each Exodus invoice. All payments will be made in U.S. dollars at Exodus' address set forth in this Agreement or at such other address, as Exodus may from time to time indicate by proper notice to Customer. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Exodus determines that Customer is not creditworthy due to a change in its credit history or financial condition, is otherwise not financially secure or is sixty (60) days delinquent on one or more invoices, Exodus may, upon written notice to Customer, modify the payment terms to secure Customer's payment obligations hereunder.

4.6 Insurance.

     (a) Minimum Levels. Customer will keep in force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $3 million per occurrence for bodily injury and property damage;
(ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in any amount not less than that required by applicable law. Customer also agrees that it and its agents (including contractors and subcontractors) will maintain other insurance at levels no less than those required by applicable law and customary in Customer's and its agents' industries.

5.2 (b) No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET OUT IN SUBSECTION
(a) ABOVE, ALL SERVICES PERFORMED AND PRODUCTS PROVIDED AND SPACE MADE AVAILABLE BY EXODUS HEREUNDER ARE PERFORMED, PROVIDED, AND MADE AVAILABLE ON AN "AS IS" BASIS, AND CUSTOMER'S USE OF THE INTERNET DATA CENTERS IS AT ITS OWN RISK. EXODUS DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND

                                  ATTACHMENT 6

                               NEGOTIATED CHANGES

NONINFRINGEMENT AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. EXODUS DOES NOT WARRANT THAT THE INTERNET DATA CENTER SERVICES PROVIDED HEREUNDER WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE. EXODUS WILL USE COMMERCIALLY REASONABLE EFFORTS TO PROVIDE UNINTERRUPTED, ERROR-FREE OR SECURE SERVICES.

6.2 Damage to Customer Equipment or Materials.

     (a) EXODUS ASSUMES NO LIABILITY FOR ANY DAMAGE TO, OR LOSS OF, ANY CUSTOMER EQUIPMENT RESULTING FROM ANY CAUSE OTHER THAN EXODUS' GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. TO THE EXTENT EXODUS IS LIABLE FOR ANY DAMAGE TO, OR LOSS OF, THE CUSTOMER EQUIPMENT FOR ANY REASON, SUCH LIABILITY WILL BE LIMITED SOLELY TO THE FAIR MARKET VALUE OF THE CUSTOMER EQUIPMENT.

6.4 Maximum Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND EXCEPT AS PROVIDED IN SECTION 7.1, EXODUS'S MAXIMUM AGGREGATE LIABILITY TO CUSTOMER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY CUSTOMER To EXODUS HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

6.5 Customer's Insurance. Customer agrees that it will not pursue any claims against Exodus for any liability Exodus may have under this Agreement until Customer first makes claims against Customer's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims, provided that Exodus expressly agrees that any claims against Customer's insurance provider(s) will toll the applicable statue of limitations with respect to any action arising hereunder.

8.1 Term. This Agreement will be effective for a period of thirteen (13) months and seven (7) days from the Installation Date, unless earlier terminated according to the provisions of this Section 8. The Agreement will automatically renew for additional terms of one (1) year each.

8.2 Termination.

     (a) (ii) By Either Party. Either party may terminate this Agreement for convenience at any time effective after the first (1st) anniversary of the Installation Date by providing ninety (90) days' prior written notice to the other party.


8.2 (b)For Cause. Either party will have the right to terminate this Agreement if: (i) the other party breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after written notice of the same, except in the case of failure to pay fees, which must be cured within fifteen (15) days after receipt of written notice from Exodus.

                                        ATTACHMENT 6

                                     NEGOTIATED CHANGES

Section 8.2 (d) is added as follows:

     Change in Business Conditions. Customer may cancel this agreement with a sixty (60) day written notice, if market conditions and business constraints are such that Customer no longer requires the Data Center and Internet Services.


8.4 Effect of Termination.

     (d) Customer will remove from the Internet Data Centers all Customer Equipment, Customer Materials, and any of its other property within the Internet Data Centers within fifteen (15) days of such expiration or termination and return the Customer Area to Exodus in the same condition as it was on the Installation Date, normal wear and tear excepted. If Customer does not remove such property within such fifteen (15) period, Exodus will have the option to
(i) move any and all such property to secure storage and charge Customer for the cost of such removal and storage, and/or (ii) liquidate the property in any reasonable manner. Exodus will notify Customer of any action taken relative to such property.

10.3 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet. If any such event, loss, damage or delay shall occur, the disabled party shall use commercially reasonable efforts to meet its obligations as set forth in this Agreement, and shall promptly advise the other party in writing if it is unable to perform and of any circumstances which might affect the ability of that party to perform any of its obligations, in whole or in part.


10.6 Marketing. INTENTIONALLY DELETED.


10.8 Non-Solicitation. During the period beginning on the Installation Date and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, both parties and their affiliates agree that they will not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party during such period.